                                                                    EXHIBIT 10.1









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                           LOAN AND SECURITY AGREEMENT
                           ---------------------------

                  CRESTMARK:       CRESTMARK BANK,
                                   A MICHIGAN BANKING CORPORATION

                  BORROWER:        SOMANETICS CORPORATION

                  TYPE/AMOUNT:     LINE OF CREDIT LOAN ($750,000)

                  DATE:            FEBRUARY 13,  2001


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                                TABLE OF CONTENTS


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                                                                                                          PAGE
                                                                                                          ----
SECTION 1                           DEFINITIONS                                                           1

SECTION 2                           LOAN COMMITMENT                                                       8

SECTION 3                           LOAN ACCOUNT                                                          9

SECTION 4                           GRANT OF SECURITY INTEREST                                            10

SECTION 5                           REPRESENTATIONS AND WARRANTIES                                        10

SECTION 6                           AFFIRMATIVE COVENANTS                                                 13

SECTION 7                           NEGATIVE COVENANTS                                                    17

SECTION 8                           BOOKS/RECORDS/FINANCIAL REPORTS/
                                    CERTIFICATES                                                          18

SECTION 9                           REMEDIES UPON DEFAULT                                                 20

SECTION 10                          NOTICE                                                                23

SECTION 11                          TERMINATION                                                           23

SECTION 12                          MISCELLANEOUS                                                         24

                           LOAN AND SECURITY AGREEMENT

         This Agreement is made this 13th day of February, 2001 by and between Crestmark Bank, a Michigan banking corporation, whose address is 850 East Long Lake Road, Troy, Michigan 48098 ("Crestmark") and Somanetics Corporation, a Michigan corporation ("Borrower") whose principal place of business and chief executive office is located at 1653 East Maple Road, Troy, Michigan 48083.

         BACKGROUND:

         Borrower desires to borrow, from time to time, certain sums of money from Crestmark on the terms and conditions set forth in this agreement;

         Crestmark is willing to lend such sums to Borrower, provided Borrower complies with all of the terms and conditions set forth in this agreement; and

         The repayment of the Loan will be secured by all assets of the Borrower.

         NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and in reliance upon the representations and warranties contained therein, and subject to the terms and conditions contained herein, the parties agree as follows:

1. DEFINITIONS:

                  The following words, phrases, and expressions have the respective meanings attributed to them below, to be equally applicable to both the singular and plural forms, unless the plural form is the term so defined.

         1.1 "ACCOUNT RECEIVABLE" OR "ACCOUNT" has the meaning ascribed to such term under the UCC, and, without limiting the foregoing, will also mean and include any and all other forms of obligations now owned or hereafter arising or acquired by Borrower evidencing any obligation for payment for goods of any kind, nature, or description sold or leased or services rendered, and all proceeds of any of the foregoing.

         1.2 "ACCOUNT DEBTOR" means any party liable to Borrower for the payment of an Account.

         1.3 "ADVANCE FORMULA" means an amount which is the lesser of:

                  (a) SEVEN HUNDRED FIFTY THOUSAND AND NO/100 ($750,000) DOLLARS; OR

                  (b)      The aggregate of:


                           (i) EIGHTY FIVE (85%) PERCENT of Eligible Accounts Receivable; plus

                           (ii) SIXTY-FIVE (65%) PERCENT of Foreign Accounts Receivable (not to exceed $375,000)


The Advance Formula will be computed daily. Ineligible Accounts Receivable are to be determined once per month based on the most recent Accounts Receivable Aging Report and Accounts Payable Aging Report.

         1.4 "AGREEMENT" means this Loan and Security Agreement, and all amendments, modifications, extensions and renewals hereof.

         1.5 "BORROWER" is defined in the preamble to this Agreement.

         1.6 "BUSINESS DAYS" means each weekday on which Crestmark is open during Crestmark's normal course of business.

         1.7 "CASH COLLATERAL ACCOUNT" is defined in Section 6.10.

         1.8 "COLLATERAL" means any and all of the following now or hereafter owned by Borrower, wherever located, including but not by way of limitation:

                  (a) All of Borrower's accounts (as defined in the UCC), accounts receivable, chattel paper, contract rights, judgments, documents and instruments; all other obligations or indebtedness owed to Borrower from any source whatsoever; all guarantees of any of the foregoing and all security thereof; all of the right, title and interest of Borrower in and with respect to the goods, services or other property which gave rise to or which secure any of the foregoing and all insurance policies and proceeds relating to all of the above; all of the foregoing whether now owned by Borrower or hereafter acquired or in existence.

                  (b) All of Borrower's inventory (as defined in the UCC), including, without limitation, all goods, merchandise, products and other personal property which are held for sale or lease, or are furnished or to be furnished under any contract of service by Borrower, or are raw materials, work-in-progress, finished goods, supplies or material used or consumed in Borrower's business, and all products thereof, and all substitutions, replacements, additions and accessories thereto, all whether now owned or hereafter acquired by Borrower; and all of Borrower's right, title and interest in and to any leases for such inventory.

                  (c) All of Borrower's equipment (as defined in the UCC), including, without limitation, all furniture, fixtures, trade fixtures, machinery, tools, dies, computers, trucks, cars and other titled vehicles, and other equipment of any kind and all substitutions and replacements thereof and accessories and parts therefor, all whether owned or hereafter acquired by Borrower, wherever located.

                  (d) All of Borrower's general intangibles (as defined in the UCC), including, without limitation, all goodwill, patents, formulas, blueprints, proprietary manufacturing or business processes, trademarks, tradenames, copyrights, licenses, trade secrets, customer lists, claims under Chapter 5 of the Bankruptcy Code, franchises, beneficial interest in trust, joint venture interests, partnership interests, limited liability company membership interests, rights to proceeds of written letters of credit, rights to tax refunds, pension plan over-fundings, literary rights and other contractual rights of Borrower, all whether now owned of hereafter acquired by Borrower.

                  (e) All of Borrower's investment property (as defined in the UCC) including, without limitation, all securities, whether certificated or uncertificated, all security entitlements, all securities accounts, all commodity contracts and all commodity accounts owned by Borrower or in which Borrower has an interest, and including, without limitation, any such investment which now or hereafter is at any time in the possession or control of Borrower or in transit by mail or carrier to or from Borrower, all without regard to whether Borrower received same in pledge, for safekeeping, as agent for collection or transmission, as financial intermediary or otherwise, regardless of whether Borrower has conditionally released the same.

                  (f) All of Borrower's instruments, documents, securities, cash, property, deposit accounts, certificates of deposit and the proceeds of any of the foregoing, or any of the foregoing in which Borrower has an interest, which now or hereafter are at any time in the possession or control of Secured Party or in transit by mail or carrier to or from Secured Party, or in possession of any third party acting on behalf of Secured Party, without regard to whether Secured Party received same in pledge, for safekeeping, as agent for collection or transmission or otherwise, regardless of whether Secured Party had conditionally released the same.

                  (g) All ledger sheets, files, records, documents, blueprints, drawings and instruments (including, without limitation, computer programs, software, tapes and related electronic data processing software) evidencing an interest in or relating to the Collateral described above.

                  (h) All proceeds and products of the Collateral described above, including, without limitation, all claims against third parties for damage to or loss or destruction of any of the foregoing, including insurance proceeds, and accounts, contract rights, chattel paper and general intangibles arising out of any sale, lease or other disposition of any of the foregoing.

It is expressly agreed by Borrower and Crestmark that the foregoing description is meant to cover all of Borrower's assets.


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         1.9 "COLLATERAL DOCUMENTS" means any and all documents, instruments, notes, agreements, and written memoranda, referred to in this Agreement or executed in connection herewith or therewith, now or hereafter existing.

         1.10 "CONSISTENT BASIS" means, in reference to the application of Generally Accepted Accounting Principles, that the accounting principles observed in the current period are comparable in all material respects to those applied in the preceding periods.

         1.11 "CRESTMARK" is defined in the preamble to this Agreement.

         1.12 "DEFAULT" means and exists upon the occurrence of any breach, omission, violation, misstatement, non-observance or non-performance by Borrower or Guarantor of any representation, warranty, covenant, term, condition, obligation, provision or undertaking under this Agreement or any of the Collateral Documents, including, but not limited to, Borrower's failure to pay any Indebtedness immediately on demand by Crestmark.

         1.13 "ELIGIBLE ACCOUNT RECEIVABLE" means the face value stated on each Account of Borrower that arises in the ordinary course of business and is represented by an invoice of Borrower, which invoice is due and owing to Borrower, is free of any dispute and which invoice has all conditions precedent thereto completely fulfilled. Excluded from an Eligible Account Receivable is any Account which meets any of the following:

                  (a) any Account that is unpaid more than ninety (90) days after the date of the invoice; and

                  (b) any Account in which the Account Debtor is a parent, subsidiary or affiliate of Borrower; and

                  (c) all Accounts due from any one Account Debtor which Crestmark determines to be in excess of an acceptable percentage of the total outstanding Accounts of Borrower; and

                  (d) all Accounts due from any Account Debtor from whom ten (10%) percent or more of the total accounts of said Account Debtor remain unpaid more than ninety (90) days after the date of the invoice; and

                  (e) any Account in which the Account Debtor is the United States government, any state of the United States, any city, town, or municipality, or any foreign government; and

                  (f) any Account arising as a result of a sale to the Account Debtor on a bill-and-hold, guaranteed sale, C.O.D., sale-and-return, sale-on-approval, consignment or any other situation where payment by the account debtor may be conditional; and



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

                  (g) any Account which is a contra account or any Account from an Account Debtor who is also Borrower's creditor or supplier, to the extent of the amount owing by Borrower to the Account Debtor; and

                  (h) any Account or Account Debtor that is unacceptable to Crestmark in its sole discretion.

         1.14 "FOREIGN ACCOUNT RECEIVABLE" Any non-United States company or a United States company located outside of the United States.

         1.15 "GENERALLY ACCEPTED ACCOUNTING PRINCIPLES" means those principles set forth in Opinion of the Accounting Principles Board of the American Institute of Certified Public Accountants and the Financial Accounting Standards Board, or which have other substantial authoritative support and are applicable in the circumstances as of the date of the report.

         1.16 "GUARANTOR" means Bruce J. Barrett.

         1.17 "INDEBTEDNESS" means and includes by way of example, but not by way of limitation:

                  (a) the Loan, and all loans, indebtedness, expenses and liabilities of Borrower and/or Guarantor to Crestmark whether arising under this Agreement, any of the Collateral Documents, or any other agreement of whatsoever kind, nature and description, primary or secondary, direct, absolute or contingent, due or to become due, and whether now existing or hereafter arising and howsoever evidenced or acquired, and whether joint, several, or joint and several; and

                  (b) all present and future Money Advances made by Crestmark in connection with the Loan or any loan and the Collateral Documents, or otherwise, and whether made at Crestmark's option or otherwise, and the Loan, the Note and all notes now or hereafter executed or existing in connection herewith, and interest accrued thereon, from time to time; and

                  (c) all future advances made by Crestmark for the protection or preservation of Crestmark's rights and interests in the Collateral, or arising under this Agreement or the Collateral Documents, including, but not by way of limitation, advances for taxes, levies, assessments, insurance or maintenance of the Collateral, and reasonable attorneys fees; and

                  (d) all costs and expenses, including without limitation reasonable attorneys' fees, incurred by Crestmark in connection with or arising out of the protection, enforcement or collection of the Indebtedness or expenses incurred in answering general legal questions involving the Borrower or the Loan; and



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

                  (e) all costs and expenses incurred by Crestmark in connection with, or arising out of, the sale, disposition, liquidation or other realization [including, but not by way of limitation, the taking, retaking or holding, and all proceedings (judicial or otherwise)] of the Collateral, including, without limitation, reasonable attorneys' fees.

         1.18 "LOAN" means the Line of Credit Loan as described in Section 2, any Money Advances made thereunder, and the Note, collectively.

         1.19 LOAN ACCOUNT" means the account set up in Borrower's name on Crestmark's books and in which all payments due to and from Borrower will be reflected.

         1.20 LOCKBOX BANK" is defined in Section 6.10.

         1.21 "MONEY ADVANCE" means a loan or disbursement of money by Crestmark, or any other advance of credit by Crestmark, including, but not limited to, amounts for the payment of interest, fees and expenses of Borrower under the Loan or any loan.

         1.22 "NOTE" means the Promissory Note (Line of Credit) and any other note executed by Borrower evidencing the Loan, including all renewals, extensions, amendments, modifications, restatements, roll-overs or substitutions thereof, from time to time.

         1.23 "PERMITTED ENCUMBRANCE" means and include any of the existing agreements and obligations set forth or described on Exhibit "A" attached hereto and made a part hereof, if any, without increase, amendment, modification, extension thereto, or refinancing thereof. If Exhibit "A" is left blank, no Permitted Encumbrances exist.

         1.24 "PERSON" means, by way of example but not by way of limitation, an individual, partnership, limited partnership, corporation, limited liability company, trust, unincorporated organization, entity, government, governmental agency or governmental subdivision.

         1.25 "TANGIBLE NET WORTH" means, as of the date of determination, total assets less total liabilities less the sum of (i) the aggregate amount of non-trade Accounts Receivable, including receivables from affiliated or related Persons; (ii) prepaid expenses and defined items; (iii) deposits; (iv) leasehold improvements; (v) goodwill; and (vi) any other asset which would be treated as an intangible asset under GAAP.

         1.26 "UCC" means Act 174 of the Michigan Public Acts 1962, as amended, and except as otherwise expressly provided herein all other terms used herein, but not defined herein, have the meanings assigned to them in Article 9, or absent definition in Article 9, in any other Article of the UCC.

         1.27 "WALL STREET JOURNAL PRIME RATE" means that rate of interest reported daily in the Wall Street Journal as the Prime Rate, as such rate may vary from time to time.

         1.28 ACCOUNTING TERMS: Any accounting terms used in this Agreement unless otherwise indicated, have the meanings customarily given to them in accordance with GAAP.




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



2. LOAN COMMITMENT:

         Subject to the terms and conditions contained in this Agreement, and upon the condition that no Default exists, Crestmark agrees that it will make Money Advances under the Loan pursuant to the following commitment:

         2.1 LINE OF CREDIT LOAN COMMITMENT:

                  (a) Use of Proceeds: Borrower agrees to use the proceeds of the Loan, which is DUE AND PAYABLE ON DEMAND, solely as working capital.

                  (b) Repayment: Interest on the Note will be paid monthly. Principal and expenses will be repaid from time to time from funds in the lockbox and Cash Collateral Account. The interest rate on the Loan and the default interest rate are both set forth in the Note.

                  (c) Commitment to Lend: Subject to the terms and conditions contained in this Agreement, and upon the condition that no Default exists, including, but not limited to, the fact that demand has not been made by Crestmark, and further provided all conditions precedent have been met as of the date of any request for a Money Advance hereunder, Crestmark agrees that it will, from time to time, make Money Advances to Borrower pursuant to the terms of this Agreement. Money Advances by Crestmark after a Default will not be a waiver of this provision nor will Crestmark be estopped thereby to refuse any subsequent Borrower request for a Money Advance.

                  (d) Maximum Commitment: Notwithstanding the loan commitment made in Section 2.1(c), at no time will the aggregate of all Money Advances outstanding exceed the Advance Formula. Any Money Advances outstanding in excess of the Advance Formula must be immediately repaid to Crestmark by Borrower.

         2.2 BORROWING PROCEDURE:

                  (a) Borrowing Certificates: To request Money Advances, Borrower will furnish to Crestmark a Borrowing Certificate, in form and substance satisfactory to Crestmark. The Borrowing Certificate must reflect the Advance Formula and the Loan Account as of the certificate date. A Borrowing Certificate may be submitted daily to Crestmark, but in all events, must be submitted at least on a weekly basis. The Borrower may request a Money Advance under the Loan on any day Crestmark is open for business. Any Borrowing Certificate submitted after 12:30 p.m. will be treated as having been submitted the following business day. All activity occurring since the last Borrowing Certificate must be supported by invoices, a sales journal, cash receipts journal, evidence of delivery of goods, proof of shipment, proof of performance of services, time sheets or any other documentation Crestmark requests in its sole discretion. BY SIGNING THE BORROWING CERTIFICATE, BORROWER IS REAFFIRMING THAT NO DEFAULT EXISTS UNDER THIS AGREEMENT AND/OR UNDER ANY COLLATERAL DOCUMENTS AS OF THE DATE OF THE REQUESTED BORROWING.



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

                  (b) Disputes with Account Debtors: Borrower shall immediately notify Crestmark of any invoices that have been rejected by any Account Debtor. These invoices will then be eliminated as an Eligible Account Receivable. Borrower shall also immediately inform Crestmark of the rejection of goods or services by any Account Debtor, delays in delivery of goods, non-performance of contracts or services, and of any assertion or threatened assertion of any claims, offsets or counterclaims by Account Debtors. Borrower will also furnish to, and inform Crestmark of, all material or adverse information relating to the financial condition of any Account Debtor.

         2.3 COMMITMENT FEE: Borrower has paid or will pay to Crestmark a non-refundable Commitment Fee in the aggregate amount of FORTY FIVE THOUSAND AND NO/100 DOLLARS ($45,000) for the extension of the Loan, which fee has been fully earned by Crestmark.

         2.4 MONTHLY SERVICE FEE: Borrower will pay to Crestmark a monthly service charge of TWO TENTHS OF ONE (.20%) PERCENT of the monthly average Indebtedness outstanding from the preceding month as a service fee (the "Service Fee") commencing on the tenth (10th) day of March, 2001 and continuing on the tenth (10th) day of each month thereafter until Borrower has no Indebtedness outstanding and this Agreement is terminated.

         2.5 EXIT FEE: Borrower will pay Crestmark an exit fee as set in the Note.

         2.6 RESERVES AGAINST AVAILABILITY: Crestmark, in its sole discretion, may establish reserves against the advances which Borrower is otherwise entitled to borrow under this Agreement in such amounts as Crestmark, deems necessary or appropriate.

         2.7 LATE REPORTING FEE: Borrower will pay Crestmark a fee ("Late Reporting Fee") in an amount equal to One Hundred Fifty Dollars ($150.00) per item per business day for any business day or part thereof in which any report, financial statement or schedule required by this Agreement is delivered late, unless Crestmark has specifically granted in writing an extension of time within which to deliver said report, financial statement or schedule.

3. LOAN ACCOUNT:

         3.1 DEBITS TO LOAN ACCOUNT: All Indebtedness under this Agreement will be charged to the Loan Account. Crestmark will render to Borrower, a monthly statement of the Loan Account, which will be deemed to be correct and accepted by and binding upon Borrower and Guarantor, unless Crestmark receives a written statement of exception within ten (10) Business Days of mailing such statement. Crestmark will debit the Loan Account the amount of each Money Advance or expense when made or incurred.

         3.2 CREDITS TO LOAN ACCOUNT: After the occurrence of both of the following (i) the collection of checks and other credit instruments (and subject to final collection) in the Cash Collateral Account and (ii) Borrower reporting the funds on its Borrowing Certificate, Crestmark will credit Borrower's Loan Account the net amount of cash received by Crestmark; provided, however, Crestmark will give Borrower immediate credit on such funds for calculating availability under the



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

Advance Formula. If any check or other credit instrument for which Crestmark has granted the Borrower credit is not paid, any credit so given will be reversed, and the Indebtedness restored. Crestmark will have the right, in its sole discretion, to extend the holding periods set forth above based upon concerns about the receipt of good funds.

4. GRANT OF SECURITY INTEREST:

         4.1 GRANT OF SECURITY INTEREST: Borrower grants to Crestmark a continuing security interest in and first lien on the Collateral, now existing or hereafter arising, and all proceeds and products thereof, as security for the timely repayment of all Indebtedness, as herein provided for, or as provided for in the Collateral Documents. Borrower acknowledges that nothing contained in this Agreement or any other agreement will be (i) construed as an agreement by Crestmark to resort to or look to a particular type of the Collateral as security for the repayment of the Indebtedness or (ii) deemed to limit or reduce any security interest in or lien upon any portion of the Collateral for the Indebtedness. While this Agreement is in effect, Borrower will not sell any Collateral, except Inventory, which may only be sold in the ordinary course of business.


         4.2 PERFECTION OF SECURITY INTEREST: Borrower will execute and deliver to Crestmark, at any time or times as Crestmark requests (and pay all filing and recording costs in all public offices deemed necessary by Crestmark) all financing statements, assignments, certificates of title, applications for vehicle titles, affidavits, reports, notices, schedules of Accounts, designations of Inventory, letters of authority and all other documents that Crestmark may reasonably request, in form satisfactory to Crestmark, to perfect and maintain the perfection of Crestmark's security interests in the Collateral. Borrower will also make appropriate entries on its books and records disclosing Crestmark's security interests in the Collateral.

         4.3 BORROWER REMAINS LIABLE: Notwithstanding anything contained herein to the contrary, (a) Borrower will remain liable for all damages, obligations, and liabilities under the contracts and agreements included in the Collateral, and Borrower will continue to perform all of its duties and obligations to the same extent as if this Agreement had not been executed, (b) the exercise by Crestmark of any of its rights under this Agreement or the Collateral Documents will not release the Borrower from any of its duties or obligations under the contracts and agreements included in the Collateral and (c) Crestmark will have no obligation or liability under the contracts and agreements included in the Collateral, nor will Crestmark be obligated to perform any of the obligations or duties of Borrower thereunder or to take any action to collect or enforce any claim for payment. Borrower will pay all taxes, levies, assessments and charges of any kind upon or related to the Collateral, Borrower's business, income, revenues and assets.

5. REPRESENTATIONS AND WARRANTIES:

                  Borrower represents and warrants to Crestmark that:

         5.1 ORGANIZATION AND AUTHORITY: Borrower is a Michigan corporation, duly organized and in good standing under the laws of the State of Michigan and has the power and authority to own its assets and transact its business. The Person executing this Agreement has full power and complete authority to execute this Agreement and all Collateral Documents on behalf of Borrower.

         5.2 TRANSACTIONS LEGAL AND AUTHORIZED: The execution, delivery and performance of this Agreement, the Collateral Documents and the other instruments and documents related thereto have been duly authorized by appropriate action of Borrower. The execution, delivery and performance of this Agreement, the Collateral Documents and other instruments related thereto are not in contravention of Borrower's Articles of Incorporation or By-laws or of the terms of any contract, indenture, agreement or undertaking to which Borrower is a party or by which it is bound.

         5.3 ENFORCEABILITY OF OBLIGATIONS: Borrower's Indebtedness to Crestmark, this Agreement and all Collateral Documents have been duly executed, are valid, binding upon, in full force and effect and fully enforceable against Borrower and Guarantor in accordance with their respective terms.

         5.4 PERMISSIONS: Borrower has all requisite permissions, licenses, registrations and permits required to conduct its business under the laws of the United States as well as the laws of any state or any foreign country in which it conducts business. All of the foregoing have been validly issued and are in full force and effect. To the best of Borrower's knowledge, no event has occurred which permits, or after notice or lapse of time, or both, would permit, revocation or termination of any of the foregoing or which materially and adversely affects, or in the future may (so far as Borrower can now reasonably foresee) materially and adversely affect, the rights of Borrower.

         5.5 LITIGATION: No litigation or other proceeding before any court or administrative agency, domestic or foreign, is pending, or threatened. Furthermore, Borrower is not in default with respect to any order, writ, injunction, decree or demand of any court or federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, which might have consequences which would impair the business or properties of Borrower.

         5.6 FINANCIAL STATEMENTS/REPORTS/CERTIFICATES:

                  (a) Existing Financial Information/No Adverse Changes: The financial statements furnished to Crestmark are true and correct and have been prepared in accordance with Generally Accepted Accounting Principles applied on a Consistent Basis throughout the periods involved. The balance sheet fairly presents the condition of Borrower as of the date thereof, and the profit and loss statement fairly presents the results of operations. There have been no material adverse changes in the condition of Borrower, financial or otherwise after the date of the most recent financial statement furnished to Crestmark.

                  (b) Future Financial Information: All financial information, statements, reports and certificates required by this Agreement including, but not by way of limitation, by Section 8 hereof, will be true and accurate.

                  (c) Projected Financial Information: The projected financial statements furnished to Crestmark are based upon reasonable assumptions or facts then known to Borrower, and fairly present, to Borrower's best knowledge, the projected condition as therein set forth, and fairly present, to Borrower's best knowledge, the projected results of operations.

         5.7 OWNERSHIP OF COLLATERAL; NO LIENS: Borrower is the owner of and has good and indefeasible title to all of the Collateral. The Collateral is not subject to any liens, purchase options, mortgages, pledges, encumbrances, claims (legal or equitable), or charges of any kind except Permitted Encumbrances. As of the date hereof, Borrower has not sold any Collateral except in the ordinary course of business. Crestmark's security interest in the Collateral is a first priority security interest, and Borrower will defend and indemnify Crestmark against the claims and demands of all other persons claiming an interest in the Collateral.

         5.8 LOCATION OF COLLATERAL: All of the Collateral is located in Michigan at the address of Borrower set forth above except for tooling located at certain vendors and demonstration equipment not located at Borrower's address referenced above, and Borrower will not move the Collateral outside of Michigan without the prior written consent of Crestmark. Borrower will not change its name, adopt an assumed name, or move its chief executive office without giving Crestmark at least thirty (30) days prior written notice.

         5.9 TAX RETURNS/TAXES: Borrower has filed all federal, state, local and foreign tax returns which are required to be filed and has paid all taxes, withholdings, assessments and other government charges which have become due. Borrower does not know of any proposed material additional tax assessment against it, or any of its properties, or any basis therefore.

         5.10 NON-RELIANCE: Crestmark has not advised Borrower with respect to the adequacy of the Loan. The Loan is solely the decision of Crestmark as to the type and amount of credit Crestmark is willing to extend, and Borrower has made the decision, exclusive of any statements of Crestmark, or any of its officers or employees, to accept the same without inducement and/or reliance upon Crestmark and/or any of its officers and employees.

         5.11 FULL DISCLOSURE: Neither this Agreement nor any written statement furnished by or on behalf of Borrower to Crestmark in connection with the negotiation or the making of the Loan contemplated hereby, taken as a whole, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained therein or herein not misleading. There is no fact relating to Borrower or its business which Borrower has not disclosed to Crestmark in writing, which materially and adversely affects, or as far as Borrower can now foresee, will materially and adversely affect any of the properties, business, prospects, profits or conditions (financial or otherwise) of Borrower, or the ability of Borrower to consummate the transactions or perform its obligations contemplated by or provided for in this Agreement.

         5.12 SOLVENCY: The Borrower is solvent, able to pay its debts as they mature, does not have unreasonably small capital and has assets the fair market value of which exceeds its liabilities. The Borrower will not be rendered insolvent, undercapitalized or unable to pay maturing debts as a result of the execution of this Agreement or the Collateral Documents.

         5.13 CASUALTY LOSS OR JUDGMENT: The Collateral has not suffered any loss, substantial damage, or destruction and no attachment, lien, levy, garnishment or commencement of any related proceeding has occurred against the Collateral.

         5.14 NO MATERIAL ADVERSE CHANGE: No material adverse change has occurred in the existing or prospective financial condition, business, assets or liabilities of the Borrower.

6. AFFIRMATIVE COVENANTS:

                  Borrower covenants and agrees, that so long as any Money Advances are outstanding or commitments therefore exist under this Agreement and until all Indebtedness due Crestmark is paid in full, Borrower will:

         6.1 PAYMENTS ON INDEBTEDNESS: Pay all Indebtedness when due, including the principal amount of each Money Advance and accrued interest thereon, in accordance with the terms of the Note and this Loan Agreement, whether by acceleration or otherwise. Furthermore, Borrower will not have any Money Advances outstanding under the Loan contrary to any provisions, limitations or restrictions of the Loan Agreement or the Collateral Documents, including, but not limited to, any Money Advances in excess of the Advance Formula which are not immediately repaid to Crestmark.

         6.2 PERFORMANCE OF OBLIGATIONS: Perform or cause to be performed, all of the terms, conditions, obligations and covenants of Borrower or any other Person as required by this Agreement, the Collateral Documents or any other agreement, note or other document executed between Crestmark and Borrower and/or another Person, whether now existing or hereafter created and take all action (or not fail to take any action or suffer or permit any omission) necessary to maintain the representations and warranties made as true and accurate.

         6.3 MAINTENANCE OF EXISTENCE: Maintain its existence and all rights, licenses, leases, agreements and franchises helpful in continuing the operation of its business in the same manner as of the date of execution hereof.

         6.4 INFORMATION: Furnish promptly and in a form satisfactory to Crestmark, such information as Crestmark may request, from to time, and to permit a representative of Crestmark access to any of its premises, computer systems and financial records.

         6.5 NOTIFICATION OF DISPUTES: Notify Crestmark promptly of any claim adverse to, litigation, or administrative or tax proceeding, or other action threatened or instituted against Borrower or any property of Borrower or any other material matter which is not fully covered by insurance which could adversely impair Borrower's financial condition or its ability to conduct its business including, but not limited to, any inquiry or proceedings initiated by any state, federal or foreign regulatory agency. For the purposes of this Agreement, any single such claim, litigation, proceeding, matter, action or inquiry in which the sum in dispute is Ten Thousand ($10,000.00) Dollars, or all such claims, litigation, proceedings, matters, actions or inquiries in which the aggregate sums in dispute are Ten Thousand ($10,000.00) Dollars or more, will be deemed to be material and adverse.

         6.6 PAYMENT OF TAXES: Pay when due all taxes, assessments, and other governmental charges to which Borrower or it's property is or will be subject before such charges become delinquent, except that no such charge need be paid so long as its validity or amount is being contested in good faith by appropriate proceedings and Borrower has established a cash reserve with respect thereto; provided, however, that any such tax, assessment, or charge shall be paid forthwith (under protest) upon the filing of any lien securing the same, commencement of levy, other form of execution, or any other collection action. Borrower shall, in any case involving a contested payment due from Borrower in excess of Five Thousand ($5,000.00) Dollars, give written notice thereof to Crestmark.

         6.7 INSURANCE: Maintain and/or cause any other Person pledging any of the Collateral to maintain with respect to the Collateral pledged by such Person insurance in such form and amount as is satisfactory to Crestmark, with loss payable clauses in favor of Crestmark and providing that any losses under the policies shall be payable to Crestmark. If Borrower fails to obtain or maintain any required policies, then Crestmark, without waiving any Default by Borrower relating thereto, may (but without any obligation) at any time thereafter make such payment or obtain such coverage and take such other actions as Crestmark deems advisable. Borrower shall not take out separate insurance concurrent in form or contributing in the event of a loss. Borrower shall also maintain insurance pursuant to all applicable Worker's Compensation laws, and liability insurance for damage to persons. All such insurance shall be in such form, with such companies and in such amounts as shall be acceptable to Crestmark and each policy shall provide that the insurance company will provide at least thirty
(30) days notice to Crestmark prior to any cancellation or material alteration or amendment of any policy. In the event any proceeds shall be payable to Borrower, or otherwise become available, as a result of a casualty to any Collateral, all such proceeds shall be the property of Crestmark, immediately turned over to Crestmark and applied to the Indebtedness due Crestmark.

         6.8 COMPLIANCE WITH LAWS: Continue at all times to comply with all laws, ordinances, regulations or requirements of any governmental authority relating to Borrower's business, property or affairs, including, without limitation, all environmental laws and the Fair Labor Standards Act of 1938, 29 U.S.C. 200, et seq., as amended from time to time.

         6.9 PRESERVATION OF COLLATERAL: Maintain the Collateral and every part thereof, in good repair, working order and condition and, from time to time, make all repairs, renewals, replacements, additions, improvements and perform such other maintenance on the Collateral so that at all times the efficiency and operation of the Collateral shall be fully preserved and maintained. With respect to Accounts, Borrower shall pursue collections diligently and present evidence thereof to Crestmark, if requested. Borrower shall, upon request, immediately deliver to Crestmark evidence of ownership and/or certificates of title relative to the Collateral and shall place on or otherwise identify the Collateral with such marks or other methods of identification sufficient to give notice of Borrower's ownership thereof.

         6.10 DOMINION OF FUNDS:

                  (a) The Loan is on dominion of funds. Borrower shall direct all Account Debtors to mail all payments due Borrower to a post office box owned by Crestmark at a bank acceptable to Crestmark (the "Lockbox Bank"). The Lockbox Bank shall periodically pick up, open and process the contents of the envelopes mailed to the post office box. All payments shall be deposited into a Cash Collateral Account owned by Crestmark (the "Cash Collateral Account"); Borrower shall have no right to withdraw any funds from the Cash Collateral Account, all of Borrower's funds therein belong to Crestmark. All other documents included in the envelopes shall be delivered to Borrower. Crestmark shall deduct the funds deposited into the Cash Collateral Account and apply the same toward payment of the Indebtedness, whether or not then due, in such order of application as Crestmark shall determine. Borrower grants Crestmark and its representatives an irrevocable power of attorney, coupled with an interest, to endorse any checks or items, in Borrower's name, delivered or required to be delivered to the post office box. If, notwithstanding Crestmark's instructions to an Account Debtor, Borrower receives payments directly from an Account Debtor, Borrower agrees not to commingle such remittances with any of its other funds or property, and will hold the funds separate and apart from its own funds or property, in trust for Crestmark, and immediately deliver same to the post office box in the form received. Crestmark shall process the envelope and its contents as if same had been mailed directly to the post office box by the Account Debtor. Any Account Debtors that remit payments to Borrower electronically shall be instructed to remit funds to the Cash Collateral Account. If Borrower receives any funds into its operating account via electronic transfer, it will immediately wire those funds to the Cash Collateral Account.

                  (b) Borrower acknowledges that the maintenance of the Cash Collateral Account is solely for Crestmark's convenience in facilitating its own operations, and that Borrower has not and shall not have any right, title, or interest in the Cash Collateral Account or in the amounts deposited therein at any time.

                  (c) Borrower shall reimburse Crestmark for any and all charges and expenses relating to the lockbox and the Cash Collateral Account.

                  (d) Deposits in the Cash Collateral Account are owned by Crestmark and shall constitute payment on the Indebtedness when applied by Crestmark. Crestmark shall have no duty as to the collection or protection of checks or instruments or the proceeds thereof, nor as to the preservation of any rights pertaining thereto, beyond avoiding gross negligence or fraud in the custody and preservation of items in the possession of Crestmark.

         6.11 FINANCIAL COVENANTS: Maintain the following financial status at all times while any Indebtedness is outstanding:

                  (a) A minimum tangible net worth of FIVE HUNDRED THOUSAND ($500,000); and

                  (b) a ratio of total liabilities to tangible net worth not to exceed 3:1.

         6.12 NOTICE OF DEFAULT: Immediately upon becoming aware of any Default under this Agreement, give written notice thereof to Crestmark, specifying the nature and period of existence thereof, and what action Borrower is taking or proposes to take with respect thereto, but such notice shall not cure the existence of a Default or prohibit Crestmark from exercising its remedies hereunder.

         6.13 FINANCIAL INFORMATION/REPORTS: Within the time periods specified ,and if no time period is specified, five (5) Business Days shall be deemed the time period, deliver to Crestmark, all financial information, reports, certificates, notices and other information herein required of Borrower, pursuant to any provision of this Agreement or the Collateral Documents.

         6.14 VERIFICATION OF ACCOUNTS: Always allow Crestmark or any of its officers, employees and agents, including Financial Control Systems, to contact Account Debtors, in the name of Crestmark, Financial Control Systems or in the name of Borrower, to verify the validity, amount or any other matter relating to any Account or Collateral. Crestmark may choose to verify the Collateral and Accounts by mail, telephone, fax or any other manner it chooses and in any frequency Crestmark elects.


7. NEGATIVE COVENANTS:

                  Borrower covenants and agrees, that so long as any Money Advances are outstanding or commitments therefore exist under this Agreement, and until all Indebtedness due Crestmark is paid in full, it will not:

         7.1 ACQUISITIONS/MERGER: Purchase or acquire obligations or stock of, or any other interest in, any Person, or purchase all or substantially all of the assets of any Person without the prior written consent of Crestmark.

         7.2 NEGATIVE PLEDGE: Create, assume or otherwise suffer to exist any mortgage, pledge or other encumbrance, or claim therefore, upon any of its property (tangible, intangible, personal, real) or Collateral, now owned or hereafter acquired, or increase, modify, amend, change or alter any indebtedness, or security interest securing any such indebtedness, giving rise to a Permitted Encumbrance, if any.

         7.3 DIVIDENDS: Declare or pay any dividend, or make any other distribution of, or with regard to, its capital stock or other equity security, or purchase or retire any of its capital stock or other equity security. Provided, however, with respect to any year in which Borrower is taxed by the Internal Revenue Service as an "S" corporation, Borrower may make a distribution of profits to its shareholders in an amount not to exceed the sum necessary to enable its shareholders to pay their personal state and federal taxes directly attributable to the profits earned by Borrower for the year.

         7.4 LOANS/LIABILITIES: Make a loan, or incur or assume any obligations or liability as lender, guarantor, surety, indemnitor or otherwise with respect to any indebtedness or other obligation of any Person.

         7.5 DISPOSITION OF ASSETS: Voluntarily or involuntarily sell, convey, lease or otherwise dispose of any portion of the Collateral, its Properties, or assets, not in the ordinary course of business without the prior written consent of Crestmark.

         7.6 CAPITAL ASSETS: Become obligated for the purchase or lease of real property or other capital assets, in addition to any such arrangement now in effect, the purchase price of which or annual rental of which, is or will be in excess of Two Hundred Thousand ($200,000) Dollars in any consecutive twelve (12) month period without the prior written consent of Crestmark.

         7.7 DISTRIBUTIONS: Make, directly or indirectly, any disbursements, loans, advances or distributions, in money or otherwise, other than customary salary and bonuses, to any stockholders, officers or directors.

         7.8 TRANSACTIONS WITH AFFILIATES/NO SUBSIDIARIES: Enter into any transaction with any stockholders of Borrower or such stockholders' affiliates, except on terms not less favorable than would be usual and customary in similar transactions between persons or entities dealing at arm's length. Borrower does not have and will not organize or acquire any subsidiaries.

         7.9 MANAGEMENT SERVICES: Enter into any contract for personal services or obtaining management or special consulting or advisory services other than in the ordinary course of business.

         7.10 OTHER OBLIGATIONS: Incur any other additional obligations by way of loans from any other Person, without the prior written consent of Crestmark, but no obligation of Crestmark to consent thereto shall be implied herefrom.

         7.11 REDEMPTION/ISSUANCE: Release, redeem, retire, purchase or otherwise acquire, directly or indirectly, any of its capital stock or other equity security without the prior written consent of Crestmark.

         7.12 KEY PERSONNEL: Bruce J. Barrett shall continue to actively manage and operate Borrower's business.

         7.13 DEFAULT IN PAYMENT OF OTHER DEBT: Default in the payment of any indebtedness owed to any Person for borrowed money.


8. BOOKS/RECORDS/FINANCIAL REPORTS/CERTIFICATES:

                  Borrower covenants and agrees, that so long as any Money Advances are outstanding or commitments therefore exist under this Agreement, and until all Indebtedness due Crestmark is paid in full, it will keep proper books of accounts in a manner satisfactory to Crestmark. Crestmark shall have the right, at any time, to verify any of the Collateral, documentation or books, whether such documentation is furnished weekly, monthly or annually in whatever manner and in whatever frequency it deems necessary, including through telephone contact with customers or vendors.

         8.1 MONTHLY STATEMENTS: Borrower will furnish to Crestmark monthly management prepared financial statements, balance sheets, and profit and loss statements for the month then ended, certified to by the president or chief financial officer of Borrower. Such reports shall set forth the financial affairs and true condition of Borrower for each month and shall be delivered to Crestmark no later than thirty (30) days after the end of each month. In addition, Borrower shall furnish to Crestmark the following certified to by the president or chief financial officer of Borrower within the time periods set forth:

                  (a) Accounts Receivable Reports: Monthly detailed Accounts Receivable Aging Reports no later than fifteen (15) days after the end of each month; and

                  (b) Accounts Payable Reports: Monthly detailed Accounts Payable Aging Reports no later than fifteen (15) days after the end of each month; and

         8.2 ANNUAL STATEMENTS/PROJECTIONS: Borrower will also furnish and deliver to Crestmark annual audited financial statements, balance sheets, and profits and loss statements prepared by a certified public accountant acceptable to Crestmark. Such reports shall set forth in detail Borrower's true condition as of the end of each of Borrower's fiscal years no later than ninety (90) days after the end of each of Borrower's fiscal years. Borrower will also furnish and deliver to Crestmark annual management prepared financial projections forecasting on a month by month basis that month's balance sheet, income statement and a statement of cash flow. Said projections shall be submitted within ninety (90) days after the Company's fiscal year end for each year the Loan is outstanding.

         8.3 OFFICER'S CERTIFICATES: Borrower will deliver to Crestmark with each set of financial statements delivered pursuant to Sections 8.1 and 8.2, a certificate signed by the President, or the chief financial officer of Borrower (if not the President), setting forth:

                  (a) the information (including detailed calculations) required in order to establish whether Borrower was in compliance with the financial requirements set forth in this Agreement during and as of the end of the period covered by the financial statement then being furnished; and

                  (b) that the signer has reviewed all of the relevant terms of this Agreement and has made, or has caused to be made, under his or her supervision, a review of the transactions and conditions of Borrower from the beginning of the accounting period covered by the financial statements being delivered therewith to the date of the certificate, and that such review has not disclosed the existence during such period of any Default.

         8.4 SEC FILINGS. Borrower will furnish and deliver to Crestmark copies of its quarterly 10-Q reports and annual 10-K reports within five (5) business days of when these reports are filed with the Securities and Exchange Commission.

         8.5 INSPECTION OF BOOKS AND RECORDS: At any reasonable time and from time to time, Borrower will permit Crestmark or its agents to inspect and examine Borrower's books, records and papers. Crestmark shall have the right to make copies and abstracts thereof. Borrower will also make its officers, accountants and consultants available to discuss Borrower's business, operations and financial condition.


9. REMEDIES UPON DEFAULT:

         Upon the occurrence of any Default, Crestmark can charge the default interest rate on the Note, and Crestmark has the following rights and remedies, provided further that the rights or remedies contained herein or otherwise available shall be cumulative and not exclusive, together with any and all other rights and remedies which may be available, whether contained in this Agreement, the Collateral Documents, or available by virtue of law or equity, including the UCC and any action by Crestmark shall not serve to release or discharge any other security, property or Collateral held by Crestmark in connection with this transaction.

         9.1 ACCELERATION: Crestmark can accelerate all or part of the Indebtedness without notice or demand, and declare such amount to be immediately be due and payable, without presentation, notice or demand, notwithstanding the maturity or due date, if any, therein to the contrary, all of which are expressly waived by Borrower and Guarantor.

         9.2 ACCESS TO PREMISES/REPOSSESSION OF COLLATERAL: Crestmark or any of its agents or representatives shall have the right to enter the premises of Borrower or any other place(s) where the books, records and Collateral of Borrower may then be kept and maintained, and remove all such books, records and Collateral for such time as Crestmark may desire in order to effectively collect and liquidate the Collateral. All expenses relating thereto, including moving expenses, the leasing of additional facilities and the hiring of security guards shall be borne by Borrower. Upon request by Crestmark, Borrower shall assemble the Collateral and make it available to Crestmark at a time and place to be designated by Crestmark which is reasonably convenient to Crestmark and Borrower; Borrower shall fully cooperate with all of Crestmark's efforts to preserve the Collateral and will take such actions to preserve the Collateral as Crestmark may direct. Borrower also agrees that Crestmark shall also have the right to peacefully retake the Collateral, and Borrower waives any right it may have in such instances, to a judicial hearing prior to such retaking.

         9.3 DISPOSITION OF THE COLLATERAL: Crestmark or any of its agents or representatives shall have the right to sell and deliver the Collateral at a public or private sale (by way of one or more contracts or transactions), by way of parcels or in bulk, for cash, credit or otherwise, at such prices and upon such terms as Crestmark or its agents deem advisable. Crestmark shall have no obligation to preserve any rights to the Collateral or marshal any Collateral for the benefit of any Person, including Guarantor.

         9.4 WAIVERS: To the extent permitted by applicable law, Borrower agrees to waive and does hereby absolutely and irrevocably waive and relinquish the benefits and advantages of any valuation, stay, appraisement, extension or redemption laws now or hereafter existing which, but for this provision, might be applicable to any sale made under the judgment, order or decree of any court, or otherwise, based on any note contemplated hereby, or on any claim for interest on such notes, or any security interest set forth in this Agreement.

         9.5 APPOINTMENT OF RECEIVER: Crestmark shall be entitled, to the extent provided by law, to the appointment of a receiver of the business and premises of Borrower, and of the rents and profits derived therefrom, and all Collateral. This appointment shall be in addition to any other rights, relief or remedies afforded Crestmark. Such receiver, in addition to any other rights to which he shall be entitled, shall be authorized to sell any and all property of Borrower for the benefit of Crestmark pursuant to provisions of Michigan law and the UCC of Michigan. In the event of any deficiency, Borrower and Guarantor shall remain liable therefor.

         9.6 INJUNCTIONS: Borrower and Guarantor acknowledge that upon the occurrence of a Default, no remedy at law will provide adequate relief to Crestmark; therefore, Borrower agrees that Crestmark shall be entitled to temporary and permanent injunctive, or other equitable relief in any such case without proving actual damages, it being acknowledged that the nature of Borrower's business dictates such relief is necessary in order to preserve the Collateral and rights of Crestmark.

         9.7 EXPENSES: Borrower shall pay to Crestmark, on demand, any and all expenses, including reasonable attorneys' fees and collection expenses, incurred or paid by Crestmark in protecting or enforcing its rights under this Agreement, the Collateral Documents or pursuant to any other document or agreement relating to the Loan. Crestmark shall apply the net proceeds of any sale, disposition or holding of Collateral, after deducting all costs and expenses of every kind incurred arising from the retaking, holding, preparing for sale, selling, leasing or collecting or in any way relating to the rights of Crestmark hereunder, to the payment of any portion of the Indebtedness, in whole or in part, whether due or not due, absolute or contingent, making proper rebate for interest or discount on items not then due, and only after so applying such net proceeds and ascertainment by Crestmark of any other amounts required by any existing or future provision of law, need Crestmark account to Borrower for surplus, if any. Borrower shall remain liable to Crestmark for the payment of any deficiency of any Indebtedness, together with interest thereon, until paid. Crestmark shall not be required to proceed against any other party, or against any other security for any Indebtedness or pursue any other right or remedy hereunder, or under any other instrument or agreement, but all such rights and remedies shall be cumulative and in addition to all other rights and remedies of Crestmark.

         9.8 ENFORCEMENT OF RIGHTS: Crestmark shall be entitled to enforce its rights hereunder and to avail itself of its security interests in the Collateral, simultaneously or successively, in such order and priority as Crestmark shall determine. All rights, remedies and security interests in the Collateral shall continue in full force and effect until all Indebtedness of Borrower and Guarantor shall be satisfied in full, and no single action or actions shall be deemed an election of remedies.

         9.9 RIGHT OF OFFSET: Crestmark or its assigns shall have the right of offset against any funds (i) of Borrower or Guarantor on deposit with or in the possession of Crestmark, (ii) of Borrower or Guarantor on deposit in any account of Borrower established pursuant to this Agreement or the Collateral Documents.

         9.10 ACCOUNTS AND/OR ACCOUNTS RECEIVABLE:

                  (a) Crestmark shall have the right to notify any and all Account Debtors to make payment directly to Crestmark.

                  (b) Crestmark shall have the right in its own name or in the name of Borrower:

                           (i) to demand, collect, receive payment of, receipt
for and give discharges and releases, upon payment of all or any of the Accounts and any monies due or to become due in respect thereof and to notify all Account Debtors of the Default and to direct all Account Debtors to pay Crestmark directly; and

                           (ii) to reasonably settle, compromise, compound, or
adjust all or any of the Accounts which are legitimately in dispute; and

                           (iii) to commence and prosecute any and all suits,
actions, or proceedings in law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Accounts or to enforce any rights in respect thereof; and

                           (iv) to reasonably settle, compromise, compound,
adjust or defend any actions, suits, or proceedings relating or pertaining to all or any of the Accounts; and

                           (v) to file any claim or take any other action or
proceeding which Crestmark may deem necessary or appropriate to protect and preserve and realize upon the security interest of Crestmark in the Accounts and the proceeds thereof; and

                           (vi) generally to sell, assign, transfer, pledge,
make any agreement with respect to or otherwise reasonably deal with all or any of the Accounts as fully and completely as though Crestmark were the absolute owner thereof for all purposes. Borrower hereby waives any statutory rule or constitutional restriction, prohibition, or procedure in connection with the rights granted Crestmark in this subsection and gives Crestmark the right to peaceful repossession of the Collateral without hearing or court order.

         9.11 APPLICATION OF PROCEEDS: The proceeds of any sale or other disposition of the Collateral shall be applied by Crestmark, first upon all expenses authorized by this Agreement, the Collateral Documents or by law, including reasonable attorney's fees incurred by Crestmark; the balance of the proceeds of such sale or other disposition shall be applied to the payment of the Indebtedness, first to interest, then to principal, then to other Indebtedness, and the surplus, if any, shall be paid over to the Borrower or to such other Person or Persons as may be entitled thereto under applicable law. The Borrower and Guarantor shall remain liable for any deficiency, which the Borrower or Guarantor shall pay to Crestmark immediately upon demand.

                  Nothing contained herein shall be construed to make Crestmark an agent or trustee of Borrower or guarantor for any purpose whatsoever, and Crestmark shall not be responsible or liable for any shortage, discrepancy, damage, loss or destruction of any part of the Collateral wherever the same may be located and regardless of the cause thereof (except to the extent it is determined by final judicial decision that Crestmark's act or omission constituted gross negligence or willful misconduct). Crestmark will not, under, circumstances or in any event whatsoever, have any liability for any error or omission or delay of any kind occurring in the settlement, collection or payment of any of the Accounts, liquidation of the Collateral or any instrument received in payment thereof or for any damage resulting therefrom (except to the extent it is determined by a final judicial decision that Crestmark's error, omission or delay constituted gross negligence or willful misconduct). Crestmark does not, by anything herein or in any assignment or otherwise, assume any of the Borrower's or Guarantor's obligations under any contract or agreement assigned to Crestmark, and Crestmark shall not be responsible in any way for the performance by the Borrower or Guarantor of any kind of the terms and conditions thereof.


10. NOTICE:

                  Any notice served to or upon Borrower or Crestmark will be deemed effective if it is written and sent by facsimile with confirmation of receipt, by certified mail, return receipt requested, postage prepaid, overnight mail or other expedited mail service, or by other personal delivery service, addressed at the addresses set forth in this Agreement, or at such other address as shall be designated in writing to the other party.

11. TERMINATION:

                  CRESTMARK MAY TERMINATE THIS AGREEMENT AND ITS OBLIGATIONS HEREUNDER UPON DEMAND, AT ITS SOLE DISCRETION AND ABSENT THE EXISTENCE OF A DEFAULT. All of Borrower's and Guarantor's obligations, duties, promises, covenants, representations or warranties under this Agreement and Borrower's and Guarantor's obligations, duties, promises, covenants, representations or warranties under the Collateral Documents, shall continue and remain in full force and effect until (i) the Indebtedness is irrevocably paid in full in cash and (ii) Borrower receives written notification of the termination of Loan from Crestmark. Upon demand, the Indebtedness, the Note, Money Advances, Loan, and all other obligations due Crestmark from Borrower, shall then be immediately due and payable, regardless of any date, if any, to the contrary, plus the interest accrued thereon until payment in full.

12. MISCELLANEOUS:

         12.1 BINDING EFFECT: This Agreement shall be binding upon and shall inure to the benefit of Borrower and Crestmark, and their respective successors and assigns, provided that the foregoing shall not authorize any assignment by Borrower of its rights or duties hereunder, which assignment, in whole or in part, by Borrower shall not be permissible.

         12.2 DELAY/WAIVER: No delay or failure of Crestmark in exercising any right, remedy, power or privilege hereunder shall affect such right, remedy, power or privilege, nor shall any single or partial exercise thereof preclude the exercise of any other right, remedy, power or privilege. No delay or failure of Crestmark at any time to demand strict adherence to the terms of this Agreement shall be deemed to constitute a course of conduct inconsistent with Crestmark's right at any time to demand strict adherence to the terms of this Agreement or the Collateral Documents.

         12.3 INCORPORATION BY REFERENCE: The Collateral Documents are incorporated herein by reference. In the event any provision of the Collateral Documents is inconsistent with the provisions of this Agreement, then this Agreement shall be deemed paramount unless the rights and remedies of Crestmark would be adversely affected or diminished thereby.

         12.4 APPLICABLE LAW: This Agreement and the Collateral Documents shall be interpreted, and the rights of the parties hereunder shall be determined, under the laws of the State of Michigan (without regard to conflict of laws).

         12.5 FURTHER ASSURANCES: Borrower, from time to time, upon Crestmark's request, will make, execute, acknowledge and deliver such further and additional instruments and take such further action as may be required, to carry out the intent and purpose of this Agreement and to provide for the payment of the Loan, note(s), borrowings and Money Advances, according to the intent and purpose herein and therein expressed.

         12.6 HOLD HARMLESS/INDEMNITY: Borrower assumes responsibility and liability for, and holds harmless and indemnifies Crestmark from and against, any and all liabilities, demands, obligations, injuries, costs, damages (direct, indirect or consequential), awards, loss of interest, principal, or any portion of the Indebtedness, charges, expenses, payments of monies and reasonable attorney fees, incurred or suffered, directly or indirectly, by Crestmark and/or asserted against Crestmark by any Person whatsoever, including Borrower or Guarantor, which arise in whole or in part out of this Agreement, or the Collateral Documents, or the relationship herein set forth or the exercise of any right or remedy including the realization, disposition or sale of the Collateral, or any portion thereof, or the exercise of any right in connection therewith even if the above are caused by the sole action, inaction, omission or negligence of Crestmark, but Borrower or Guarantor shall not be liable if the damages result solely from the fraud or gross negligence of Crestmark.

         12.7 LIMITATION OF LIABILITY: Neither Crestmark nor any of its affiliates, directors, officers, agents, attorneys or employees shall be liable to Borrower, Guarantor or any of Borrower's affiliates for any action taken, or omitted to be taken, by it or them or any of them under this

Agreement or any of the Collateral Documents or in connection herewith or therewith, except that no person shall be relieved of any liability imposed by law for gross negligence, recklessness or fraud. Except for claims of gross negligence, recklessness or fraud, no claim may be made by Borrower, Guarantor or by any of Borrower's affiliates, directors, officers, agents, attorneys or employees, for any special, consequential, indirect or punitive damages in respect of any breach or wrongful conduct (whether the claim is based on contract or tort or duty imposed by law) arising out of or related to this Agreement or any other Collateral Documents, or the transactions contemplated hereby or thereby, or any act, omission or event occurring in connection herewith or therewith.

         12.8 SURVIVAL AND CONTINUATION: All representations, warranties, covenants, indemnifications, consents and agreements contained in this Agreement and/or any of the Collateral Documents shall survive the execution of this Agreement, the Collateral Documents and any investigations by Crestmark and shall be, and continue at all times while any Indebtedness is outstanding, to be true and accurate. Borrower shall immediately notify Crestmark, in writing, if any of the foregoing are or have become untrue.

         12.9 COMPLETE AGREEMENT: This Agreement incorporates and/or contains the entire agreement of the parties hereto and none of the parties shall be bound by anything not expressed in writing.

         12.10 SEVERABILITY: If any provision of this Agreement is in conflict with any statute or rule of law or is otherwise unenforceable for any reason, then that provision shall be deemed null and void to the extent of the conflict or unenforceability and shall be deemed severable. The offending provision shall not invalidate any other provision of this Agreement.

         12.11 AMENDMENT: This Agreement and the Collateral Documents may only be amended, modified or extended by written instrument executed by Crestmark and Borrower.

         12.12 DUPLICATE ORIGINALS: Two or more duplicate originals of this Agreement may be signed by the parties, each of which shall be an original but all of which together shall constitute one and the same instrument.

         12.13 TIME OF ESSENCE: Time shall be of the essence in this Agreement.

         12.14 REINSTATEMENT: Borrower further agrees that to the extent Borrower makes a payment or payments to Crestmark, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy act, state or federal law, common law or equitable cause, then to the extent of such payment or repayment, the obligation or part thereof intended to be satisfied shall be revived and continued in full force and effect as if said payment had not been made.

         12.15 PAYABLE ON DEMAND: The Loan is payable on demand. Nothing contained in this Agreement or the Collateral Documents, including, but not limited to, the reference to a Default, shall be construed to prevent Crestmark from making demand, without notice and without reason, for immediate payment of all or any part of the Loan whether or not a Default has occurred. Demand for repayment of the Loan by Crestmark can be made at any time or times.

         12.16 CONSENT TO JURISDICTION: BORROWER AND GUARANTOR HEREBY WAIVE ANY PLEA OF JURISDICTION OR VENUE ON THE GROUNDS THAT BORROWER OR GUARANTOR ARE NOT RESIDENTS OF OAKLAND COUNTY, MICHIGAN, AND HEREBY SPECIFICALLY AUTHORIZE, AT THE OPTION OF CRESTMARK, ANY ACTION BROUGHT TO ENFORCE BORROWER'S AND/OR GUARANTOR'S OBLIGATIONS TO CRESTMARK TO BE INSTITUTED AND PROSECUTED IN EITHER THE CIRCUIT COURT OF OAKLAND COUNTY, MICHIGAN, OR IN THE UNITED STATES DISTRICT COURT FOR THE EASTERN DISTRICT OF MICHIGAN, AT THE OPTION OF CRESTMARK, AND BORROWER AND GUARANTOR HEREBY SUBMIT TO THE JURISDICTION OF SUCH COURT.

         12.17 RELEASE OF CLAIMS AGAINST CRESTMARK: In consideration of Crestmark's making the Loan described in this Agreement, Borrower and the Guarantor do each hereby release and discharge Crestmark of and from any and all claims, harm, injury, and damage of any and every kind, known or unknown, legal or equitable, which Borrower or Guarantor have against Crestmark from the date of Borrower's first contact with Crestmark up to the date of this Agreement. Borrower and the Guarantor confirm to Crestmark that they have reviewed the effect of this release with competent legal counsel of their choice, or have been afforded the opportunity to do so, prior to execution of this Agreement and the Collateral Documents and each acknowledges and agree that Crestmark is relying upon this release in extending the Loan to Borrower.

         12.18 WAIVER OF JURY TRIAL: BORROWER AND GUARANTOR DO EACH KNOWINGLY AND VOLUNTARILY AND INTELLIGENTLY WAIVE THEIR CONSTITUTIONAL RIGHT TO A TRIAL BY JURY WITH RESPECT TO ANY CLAIM, DISPUTE, CONFLICT OR CONTENTION, IF ANY, AS MAY ARISE UNDER THIS AGREEMENT OR UNDER THE COLLATERAL DOCUMENTS, AND AGREE THAT ANY LITIGATION BETWEEN THE PARTIES CONCERNING THIS AGREEMENT AND THE COLLATERAL DOCUMENTS SHALL BE HEARD BY A COURT OF COMPETENT JURISDICTION SITTING WITHOUT A JURY. BORROWER AND GUARANTOR HEREBY CONFIRM TO CRESTMARK THAT THEY HAVE REVIEWED THE EFFECT OF THIS WAIVER OF JURY TRIAL WITH COMPETENT LEGAL COUNSEL OF THEIR CHOICE, OR HAVE BEEN AFFORDED THE OPPORTUNITY TO DO SO, PRIOR TO SIGNING THIS AGREEMENT AND THE COLLATERAL DOCUMENTS AND EACH ACKNOWLEDGE AND AGREE THAT CRESTMARK IS RELYING UPON THIS WAIVER IN EXTENDING THE LOAN TO BORROWER.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first appearing above.

CRESTMARK:                                BORROWER:

CRESTMARK BANK,                           SOMANETICS CORPORATION,
A MICHIGAN BANKING CORPORATION            A MICHIGAN CORPORATION

By:  /s/ Bryan R  Ford                    By:  /s/ Bruce J  Barrett
     ---------------------------------         ---------------------------------
     Bryan R  Ford                             Bruce J  Barrett
Its: Vice President                       Its: President

                             AGREEMENT OF GUARANTOR

         By executing this Agreement Guarantor: (1) acknowledges and agrees that the Guarantor has completely read and understands this Agreement; (2) consents to all of the provisions of this Agreement relating to Borrower; (3) acknowledges and agrees that the Guaranty executed and delivered by the undersigned shall continue in full force and effect; (4) acknowledges receipt of good and lawful consideration for the execution of the Guaranty; (5) agrees promptly to furnish the financial statements and information required by this Agreement; (6) agrees to all of those portions of this Agreement which apply to Guarantor; (7) acknowledges and agrees that this Agreement has been freely executed without duress and after an opportunity was provided to Guarantor for review of this Agreement and the Guaranty by competent legal counsel of Guarantor's choice; and (8) acknowledges that Bank has provided Guarantor with a copy of this Agreement, the Guaranty and the other Collateral Documents.

                                         GUARANTOR:

                                         /s/ Bruce J. Barrett
                                         ---------------------------------------
                                         BRUCE J. BARRETT

                                    EXHIBIT A

                             PERMITTED ENCUMBRANCES



         1. The following financing statements as reflected in the U.C.C. lien search(es) certified by the Michigan Secretary of State as of January 24, 2001, without increase, amendment, modification, extension or refinancing.

SECURED PARTY                      FILING NUMBER               DATE OF FILING
-------------                      -------------               --------------
IKON Office Solutions              D466203                     January 14, 1999